Exhibit 10.3

FIRST AMENDMENT TO SHAREHOLDER AGREEMENT

This First Amendment to Shareholder Agreement (“Amendment”) is dated as of July 16, 2009, by and between 1st Pacific Bancorp, a California corporation (“1st Pacific Bancorp”) and 1st Pacific Bank of California, a California state-chartered bank and the wholly-owned subsidiary of 1st Pacific Bancorp (“1st Pacific Bank,” and together with 1st Pacific Bancorp, “1st Pacific”) on the one hand, and Ernest Auerbach, an individual (“Ernest”), and Lisa D. Auerbach, an individual  (“Lisa”), on the other hand, with reference to the following facts:

RECITALS

A.           As a condition to 1st Pacific’s willingness to enter into that certain Agreement and Plan of Merger dated as of July 16, 2009 (the “Reorganization Agreement”) with First Business Bank, National Association, a national banking association (“First Business Bank”), and FB Bancorp, a California corporation (“FB Bancorp”), 1st Pacific and Ernest entered into a Shareholders Agreement dated July 16, 2009 (the “Agreement”).

B.            Lisa and Ernest, as husband and wife, own shares in First Business Bank and FB Bancorp as community property with right of survivorship, and Lisa was inadvertently not included as a party to the Agreement.

C.            Lisa and Ernest, together, are the largest shareholder in each of First Business Bank and FB Bancorp and will benefit significantly from the Reorganization Agreement and the transactions contemplated thereby.

D.           The parties hereto now wish to amend the Agreement as set forth herein to properly reflect that Lisa should also be a party to the Agreement and bound by the provisions of the Agreement as the “Shareholder” thereunder.

E.            Terms with initial capital letters used, but not otherwise defined herein shall have the same meanings as in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, covenants and conditions contained herein, the parties agree as follows:

1.             Modification of the Agreement.  All references to the term “Shareholder” as used in the Agreement shall hereafter be deemed to refer to both Ernest and Lisa.

2.             Agreement to be Bound.  Effective as of the date written below, Lisa hereby agrees to become a party to the Agreement, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement applicable to the Shareholder thereunder as though an original party thereto and shall be deemed a Shareholder for all purposes thereof.

3.             Other Provisions Unmodified.  Except as expressly modified hereby, the rights, obligations and terms of the Agreement shall remain unmodified and in full force and effect.  In the event of a conflict between the Amendment and the Agreement, the Amendment shall be controlling.

4.             Counterparts.  This Amendment may be executed in several counterparts, and all so executed shall constitute an agreement, binding on all the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

IN WITNESS WHEREOF, each of the parties has executed this Amendment on the day and year first written above.

ERNEST	1ST PACIFIC BANCORP

	By:	/s/ Ronald J. Carlson
	Name:	Ronald J. Carlson
	Title:	President and Chief Executive Officer
/s/Ernest Auerbach
(Signature)
1ST PACIFIC BANK OF CALIFORNIA
Ernest Auerbach
(Name)
	By:	/s/ Ronald J. Carlson
	Name:	Ronald J. Carlson
	Title:	President and Chief Executive Officer

LISA

/s/ Lisa D. Auerbach
(Signature)

Lisa D. Auerbach
(Name)